Exhibit 99.1

Mohawk Group Reports First Quarter 2020 Results - Net Revenue Grew 43.6% to $25.6 Million;

April Net Revenue Grew 75% From Continued Ecommerce Acceleration

Raises Net Revenue Guidance for Full Year 2020

Expects Positive Adjusted EBITDA in the Third & Fourth Quarters of 2020

NEW YORK, May 11, 2020 – Mohawk Group Holdings, Inc. (NASDAQ: MWK) (“Mohawk”) today announced results for the first quarter ended March 31, 2020.

First Quarter Highlights

●	16 new products launched in the first quarter of 2020.
●	First quarter net revenue grew 43.6% year over year to $25.6 million compared to $17.8 million in the first quarter of 2019.
●	First quarter gross margin improved to 40.2% versus 37.4% in the first quarter of 2019.
●	First quarter operating loss of $(13.9) million increased from $(7.1) million in the first quarter of 2019.
●	First quarter contribution margin improved to (2.9%) from (4.5%) in the first quarter of 2019, reflecting both higher sustain revenues and margin expansion.
●	Excluding non-cash stock-based compensation of $7.4 million, fixed operating expenses for the first quarter remained essentially flat.
●	First quarter net loss of $(15.0) million increased from $(8.4) million in the first quarter of 2019.
●	First quarter Adjusted EBITDA of $(6.4) million versus $(5.6) million in the first quarter of 2019.
●	New COO, Pramod KC, appointed to lead Operations based out of Shenzhen office

Yaniv Sarig, Co-Founder and Chief Executive Officer, commented, “As we navigate the current environment, our thoughts are with the healthcare professionals, first responders and other essential workers around the world on the frontlines of the global COVID-19 pandemic. I am so proud of the resiliency of our team members and business partners who have gone above and beyond to ensure our business and operations are running smoothly to meet the heightened needs of online consumers during these unprecedented times.”

Mr. Sarig continued, “Our strong first quarter results are reflective of our ability to continue leveraging our tech enabled business model driven by data, automation and artificial intelligence to expand our market share. Importantly, as consumers are spending more time at home, we are experiencing an increase in demand for our products across categories. Balancing liquidity and growth remains a top priority, and we are managing all expenses, working capital and capital expenditures efficiently. These efforts, combined with our AIMEE software, and new product pipeline, have us well positioned to capitalize as purchasing behavior further shifts towards ecommerce.”

Outlook

For full year 2020, the Company increases its net revenue expectation to be in the range of $165.0 million to $175.0 million driven primarily by continued growth of its existing product portfolio and the positive contribution from new products launched in 2020. The Company expects to generate positive Adjusted EBITDA for the three months ended September 30, 2020 and also for the three months ended December 31, 2020.

Appointment of New COO

The Company announced today the appointment of Pramod K C as Chief Operating Officer, effective June 1, 2020.  Mr. K C will oversee operations of the Company’s Asia supply chain and will be based in the Company’s

Shenzhen offices. In conjunction with this announcement, the Company also announced that Peter Datos will step down from his position as Chief Operating Officer and depart the Company.

Yaniv Sarig, Co-Founder and Chief Executive Officer of Mohawk Group, stated, “We are very pleased to welcome Pramod to Mohawk Group. He is a seasoned leader with significant integrated supply chain management and quality control experience in Asia, working with several well-known companies during his career. We believe his strong track record in operational management will be a great addition to our executive team. This strategic decision to shift the COO role to China highlights our increased focus on optimizing our supply chain and our commitment to accelerating the number of products we can launch while maintaining high quality and competitive pricing.”

Mr. Sarig continued, “I want to thank Pete for his many contributions, especially in helping us grow our product portfolio. Pete is an accomplished leader and we wish him the best in his future endeavors.”

Prior to joining the Company, Mr. K C was head of Asia Operations for G-Lab GmbH, a Swiss consumer electronics company, since April 2014. Mr. K C previously held various General Manager positions at PassageMaker Solutions, a supply chain management company in Asia, from July 2007 to March 2014 and was involved in development, procurement, production management, quality control and export logistics within the supply chain for a variety of clients, including Hewlett-Packard, DELL, Harley Davidson and Home Depot. Mr. K C started his career as a product development engineer, performing embedded software programming for consumer electronics products. He then began handling and managing integrated supply chains and operations for companies operating in the Asia-Pacific region. He holds a Bachelor in Engineering with a focus in Applied Electronics Technology from Shanghai University.

Non-GAAP Financial Measures

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Non-GAAP Financial Measures and Reconciliations” section below.

Webcast and Conference Call Information

Mohawk will host a live conference call to discuss financial results today, May 11, 2020, at 5:00 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 295-1077 (domestic) or (470) 495-9485 (international) at 5:00 p.m. ET and provide the Conference ID: 7123909. The conference call will also be available to interested parties through a live webcast https://ir.mohawkgp.com/investor-relations. Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software.

About Mohawk Group Holdings, Inc.

Mohawk Group Holdings, Inc. and subsidiaries (“Mohawk”) is a rapidly growing technology-enabled consumer products company that uses machine learning, natural language processing, and data analytics to design, develop, market and sell products. Mohawk predominantly operates through online retail channels such as Amazon and Walmart. Mohawk has six owned and operated brands: hOmeLabs, Vremi, Xtava, RIF6, Holonix Health, and Aussie Health Co. Mohawk sells products in multiple categories, including home and kitchen appliances, kitchenware, environmental appliances (i.e., dehumidifiers and air conditioners), beauty related products and, to a lesser extent, consumer electronics. Mohawk was founded on the premise that if a company selling consumer packaged goods was founded today, it would apply artificial intelligence and machine learning, the synthesis of massive quantities of data and the use of social proof to validate high caliber product offerings as opposed to over-reliance on brand value and other traditional marketing tactics.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expected 2020 net revenue and Adjusted EBITDA, the statements pertaining to our expected April 2020 net revenue which is subject to review by our external auditors in connection with the filing of our Form 10-Q for the period ended June 30, 2020, our ability to manage expenses, working capital and capital expenditures efficiently, our business model and our technology platform, including our ability to disrupt the consumer products industry, our ability to grow market share in existing and new product categories; and our ability to generate profitability and shareholder value. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to the impact of COVID-19 including on consumer demand, our cash flows, financial condition and revenue growth rate; our supply chain, sourcing, manufacturing, warehousing and fulfillment; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety concerns, reliance on third party online marketplaces, seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contacts:

Ilya Grozovsky, Mohawk Group

ilya@mohawkgp.com

917-905-1699

Brendon Frey, ICR

brendon.frey@icrinc.com

203-682-8200

Media Contact:

Jessica Liddell, ICR

203-682-8200

MohawkPR@icrinc.com

MOHAWK GROUP HOLDINGS, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share data)

	Three months ended March 31,
	2019	2020
NET REVENUE	$17,846	$25,628
COST OF GOODS SOLD	11,175	15,330
GROSS PROFIT	6,671	10,298
OPERATING EXPENSES:
Research and development	1,163	2,281
Sales and distribution	9,274	13,910
General and administrative	3,366	8,003
TOTAL OPERATING EXPENSES:	13,803	24,194
OPERATING LOSS	(7,132)	(13,896)
INTEREST EXPENSE—net	1,212	1,109
OTHER EXPENSE (INCOME)—net	45	25
LOSS BEFORE INCOME TAXES	(8,389)	(15,030)
PROVISION FOR INCOME TAXES	—	—
NET LOSS	$(8,389)	$(15,030)
Net loss per share, basic and diluted	$(0.73)	$(0.99)
Weighted-average number of shares outstanding, basic and diluted	11,534,190	15,193,647

MOHAWK GROUP HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(Unaudited) (in thousands, except share and per share data)

	December 31, 2019	March 31, 2020
ASSETS
CURRENT ASSETS:
Cash	$30,353	$14,050
Accounts receivable—net	1,059	4,164
Inventory	36,212	44,256
Prepaid and other current assets	5,395	4,857
Total current assets	73,019	67,327
PROPERTY AND EQUIPMENT—net	175	162
GOODWILL AND OTHER INTANGIBLES—net	1,055	1,040
OTHER NON-CURRENT ASSETS	175	175
TOTAL ASSETS	$74,424	$68,704
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Credit facility	$21,657	$23,855
Accounts payable	21,064	21,690
Term loan	3,000	4,500
Accrued and other current liabilities	7,505	6,570
Total current liabilities	53,226	56,615
OTHER LIABILITIES	4	—
TERM LOANS	10,467	9,094
Total liabilities	63,697	65,709
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, par value $0.0001 per share—500,000,000 shares authorized and 17,736,649 shares outstanding at December 31, 2019; 500,000,000 shares authorized and 17,763,994 shares outstanding at March 31, 2020	2	2
Additional paid-in capital	140,477	147,777
Accumulated deficit	(129,809)	(144,839)
Accumulated other comprehensive income	57	55
Total stockholders’ equity	10,727	2,995
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$74,424	$68,704

MOHAWK GROUP HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited) (in thousands)

	Three months ended March 31,
	2019	2020
OPERATING ACTIVITIES:
Net loss	$(8,389)	$(15,030)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	55	41
Provision for sales returns	(38)	84
Amortization of deferred financing costs and debt discounts	305	304
Stock-based compensation	1,500	7,439
Other	57	33
Changes in assets and liabilities:
Accounts receivable	(585)	(3,140)
Inventory	(3,331)	(8,044)
Prepaid and other current assets	200	540
Accounts payable, accrued and other liabilities	(1,697)	682
Cash used in operating activities	(11,923)	(17,091)
INVESTING ACTIVITIES:
Purchase of fixed assets	(13)	(18)
Proceeds on sale of fixed assets	3	0
Cash provided by (used in) investing activities	(10)	(18)
FINANCING ACTIVITIES:
Taxes paid related to the net settlement upon vesting of restricted commons stock	—	(112)
Borrowings from Mid Cap credit facility	19,184	17,435
Repayments from Mid Cap credit facility	(13,664)	(15,414)
Debt issuance costs from Mid Cap credit facility	(66)	—
Debt issuance costs from Horizon term loan	(769)	—
Deferred offering costs	(44)	—
Insurance financing proceeds	—	(139)
Insurance obligation payments	—	(965)
Capital lease obligation payments	(14)	(2)
Cash provided by financing activities	4,627	803
EFFECT OF EXCHANGE RATE ON CASH	1	3
NET CHANGE IN CASH AND RESTRICTED CASH FOR PERIOD	(7,305)	(16,303)
CASH AND RESTRICTED CASH AT BEGINNING OF PERIOD	20,708	30,789
CASH AND RESTRICTED CASH AT END OF PERIOD	$13,403	$14,486
RECONCILIATION OF CASH AND RESTRICTED CASH
CASH	$12,974	$14,050
RESTRICTED CASH—Prepaid and other assets	300	307
RESTRICTED CASH—Other non-current assets	129	129
TOTAL CASH AND RESTRICTED CASH	$13,403	$14,486

Non-GAAP Financial Measures and Reconciliations

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the press release and accompanying tables include certain non-GAAP financial measures. The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.

Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.

The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s core net operating results on an on-going basis: (i) Contribution margin; (ii) Contribution margin as a percentage of net revenue; (iii) Adjusted EBITDA; and (iv) Adjusted EBITDA as a percentage of net revenue and (v) cash burn. These non-GAAP financial measures may also assist investors in making comparisons of the Company’s core operating results with those of other companies.

As used herein, Contribution margin represents operating loss plus general and administrative expenses, research and development expenses and fixed sales and distribution expenses including stock-based compensation. As used herein, Contribution margin as a percentage of net revenue represents Contribution margin divided by net revenue. As used herein, EBITDA represents net loss plus depreciation and amortization, interest expense, net and income tax expense. As used herein, Adjusted EBITDA represents EBITDA plus stock-based compensation expense and other expense, net.  As used herein, Adjusted EBITDA as a percentage of net revenue represents Adjusted EBITDA divided by net revenue. Contribution margin, EBITDA and Adjusted EBITDA do not represent and should not be considered as alternatives to loss from operations or net loss, as determined under GAAP.

We present Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue because we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to net loss, provides useful supplemental information for investors. We use Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue, together with financial measures prepared in accordance with GAAP, such as sales and gross margins, to assess our historical and prospective operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our operating performance and to compare our performance to that of our peers and competitors.

We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue are useful to investors in assessing the operating performance of our business without the effect of non-cash items, while Contribution margin and Contribution margin as a percentage of net revenue are useful to investors in assessing the operating performance of our products as they represent our operating results without the effects of fixed costs and non-cash items.  Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue, should not be considered in isolation or as alternatives to net loss, loss from operations or any other measure of financial performance calculated and prescribed in accordance with GAAP. Neither EBITDA, Adjusted EBITDA nor Adjusted EBITDA as a percentage of net revenue should be considered a measure of discretionary cash available to us to invest in the growth of our business. Our Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue may not be comparable to similar titled measures in other organizations because other organizations may not calculate Contribution margin, EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue in the same manner as we do. Our presentation of Contribution margin and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the expenses that are excluded from such terms or by unusual or non-recurring items.

We recognize that both EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue, have limitations as analytical financial measures. For example, neither EBITDA nor Adjusted EBITDA reflects:

•	our capital expenditures or future requirements for capital expenditures or mergers and acquisitions;
•	the interest expense or the cash requirements necessary to service interest expense or principal payments, associated with indebtedness;
•

depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, or any cash requirements for the replacement of assets; or

•	changes in cash requirements for our working capital needs.

Additionally, Adjusted EBITDA excludes non-cash expense for stock-based compensation, which is and will remain a key element of our overall long-term incentive compensation package.

The following table represents a reconciliation of EBITDA and Adjusted EBITDA to net loss, which is the most directly comparable financial measure presented in accordance with GAAP (in thousands):

	Three months ended March 31,
	2019	2020

Net loss	$(8,389)	$(15,030)
Add:
Provision for income taxes	—	—
Interest expense, net	1,212	1,109
Depreciation and amortization	55	41
EBITDA	(7,122)	(13,880)
Other expense, net	45	25
Stock-based compensation	1,500	7,439
Adjusted EBITDA	$(5,577)	$(6,416)
Adjusted EBITDA as a percentage of net revenue	(31.3)%	(25.0)%

We also recognize that Contribution margin and Contribution margin as a percentage of net revenue have limitations as analytical financial measures. For example, Contribution margin does not reflect:

●	general and administrative expenses necessary to operate our business;
●	research and development expenses necessary for the development, operation and support of our software platform; or
●	the fixed costs portion of our sales and distribution expenses including stock-based compensation expense

The following table provides a reconciliation of Contribution Margin to operating loss, which is the most directly comparable financial measure presented in accordance with GAAP (in thousands):

	Three months ended March 31,
	2019	2020

Operating loss	$(7,132)	$(13,896)
Add:
General and administrative expenses	3,366	8,003
Research and development expenses	1,163	2,281
Sales and distribution fixed expenses, including stock-based compensation expense within sales and distribution expense	1,808	2,857
Contribution margin	$(795)	$(755)
Contribution margin as a percentage of net revenue	(4.5)%	(2.9)%

  We believe each of our products goes through three core phases as follows:

i.

Launch phase: During this phase, we leverage our technology to target opportunities identified using AIMEE. During this period of time, and due to the combination of discounts and investment in marketing, our net margin for a product could be as low as negative 35%. In general, a     product may stay in the launch phase on average for 3 months.

ii.

Sustain phase: Our goal is for every product we launch to enter the sustain phase and become profitable, with a target average of positive 10% net margin (i.e. contribution margin). Over time, our products benefit from economies of scale stemming from purchasing power both with manufacturers and with fulfillment providers.

iii.

Liquidate phase: If a product does not enter the sustain phase or if the customer satisfaction of the product (i.e., ratings) are not satisfactory, then it will go to the liquidate phase and we will sell the remaining inventory.

The following table breaks out our quarterly results of operations by our product phases including our SaaS business line:

	Three months ended March 31, 2020 (in thousands) (unaudited)
	Sustain	Launch	SaaS	Liquidate/Other	Fixed Costs	Stock-based compensation expense	Total
NET REVENUE	$16,904	$6,154	$361	$2,209	$—	$—	$25,628
COST OF GOODS SOLD	9,693	3,605	—	2,032	—	—	15,330
GROSS PROFIT	7,211	2,549	361	177	—	—	10,298
OPERATING EXPENSES:
Sales and distribution	6,138	3,153	88	1,674	1,265	1,592	13,910
Research and development	—	—	—	—	1,008	1,273	2,281
General and administrative	—	—	—	—	3,429	4,574	8,003

	Three months ended March 31, 2019 (in thousands) (unaudited)
	Sustain	Launch	SaaS	Liquidate/Other	Fixed Costs	Stock-based compensation expense	Total
NET REVENUE	$13,296	$2,699	$533	$1,318	$—	$—	$17,846
COST OF GOODS SOLD	8,322	1,743	—	1,110	—	—	11,175
GROSS PROFIT	4,974	956	533	208	—	—	6,671
OPERATING EXPENSES:
Sales and distribution	5,077	1,343	166	880	1,420	388	9,274
Research and development	—	—	—	—	1,002	161	1,163
General and administrative	—	—	—	—	2,415	951	3,366

As used herein, cash burn represents the change of the net change in cash balance at each of the balance sheet periods adjusted for certain one-time items like the initial public offering and excluding changes in restricted cash. We use cash burn to provide an additional metric to evaluate our cash flows from our business operations. We believe cash burn is useful to investors to evaluate the cash operating performance of our business without the effect of certain one-time items (i.e., the initial public offering).   Our method for calculating cash burn may not be used by other organizations and therefore our cash burn amount may not be directly comparable to the cash burn disclosed by other organizations. The following table provides a reconciliation of cash burn to the net change in cash and restricted cash for period, which is the most directly comparable financial measure presented in accordance with GAAP:

	Three months ended
	March 31, 2019	March 31, 2020

Net change in cash and restricted cash for period	$(7,305)	$(16,303)
Less:
Proceeds from initial public offering, less issuance costs	—	—
Net cash impact from mergers and acquisition activity	—	—
Changes in restricted cash	250	—
Cash burn	$(7,055)	$(16,303)